UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 3, 2003

QUOVADX, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-29273	85-0373486

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6400 S. Fiddler’s Green Circle, Suite 1000, Englewood CO 80111
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 488-2019

Item 5. Other Events

        On November 4, 2003, Quovadx, Inc., a Delaware corporation (“Quovadx”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 3, 2003, with Rogue Wave Software, Inc., a Delaware corporation (“Rogue Wave”), and Chess Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Quovadx.

        A copy of the joint press release, dated November 4, 2003, issued by Quovadx and Rogue Wave announcing the execution of the Merger Agreement dated November 3, 2003, is filed as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c)     Exhibits.

Exhibit
Number	Exhibit

99.1	Joint press release of Quovadx, Inc. and Rogue Wave Software, Inc. dated November 4, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOVADX, INC.

Date: November 4, 2003
/S/ LINDA K. WACKWITZ Linda K. Wackwitz Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit

99.1	Joint press release of Quovadx, Inc. and Rogue Wave Software, Inc. dated November 4, 2003